UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 26, 2007

(Date of Earliest Event Reported: September 24, 2007)

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 3300, Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 821-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On September 24, 2007, Enbridge Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement, attached as Exhibit 1.1 hereto, with the underwriters named therein with respect to the issue and sale by the Partnership of $400,000,000 aggregate principal amount of its 8.05% Fixed/Floating Rate Junior Subordinated Notes due 2067  (the “Notes”).  The Notes will bear interest from the date of issuance to October 1, 2017 at the annual rate of 8.05% of their principal amount, payable semi-annually in arrears on April 1 and October 1 of each year, commencing April 1, 2008.  Thereafter, the Notes will bear interest at an annual rate equal to the sum of the three-month LIBOR Rate for the related interest period plus 3.7975%, reset quarterly, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing January 1, 2018.  The Notes will be issued pursuant to a Subordinated Indenture (the “Indenture”) to be dated as of September 27, 2007, between the Partnership and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture to be dated as of September 27, 2007, between the Partnership and the Trustee.  The public offering price of the Notes will be 99.822% of the principal amount.  The Partnership expects to receive net proceeds from the offering of the Notes of approximately $393.0 million after payment of underwriting discounts and commissions and estimated offering expenses.

On September 25, 2007, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended, the Partnership filed with the Commission a Prospectus Supplement to its global shelf registration statement on Form S-3 dated January 17, 2006 (Registration No. 333-131076) relating to the offering of the Notes.   Exhibits 1.1, 5.1, 8.1, 23.1 and 23.2 to this Form 8-K relating to the offering of the Notes are hereby incorporated into such Registration Statement by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)     Exhibits.

1.1	Underwriting Agreement dated as of September 24, 2007 by and among the Partnership and the underwriters named therein.
5.1	Opinion of Fulbright & Jaworski L.L.P. regarding the validity of securities.
8.1	Opinion of Fulbright & Jaworski L.L.P. regarding tax matters.
23.1	Consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 5.1 hereto and the reference to their firm in the Registration Statement is contained in such opinion.
23.2	Consent of Fulbright & Jaworski L.L.P. to the use of their opinion filed as Exhibit 8.1 hereto and the reference to their firm in the Registration Statement is contained in such opinion.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.

	By:	Enbridge Energy Management, L.L.C., as delegate of Enbridge Energy Company, Inc., its General Partner

Dated: September 26, 2007	By: /s/ MARK A. MAKI
Mark A. Maki
Principal Financial Officer
(Duly Authorized Officer)